UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

Aviall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12380	65-0433083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 Regent Boulevard DFW Airport, Texas		75261
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 586-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Amendment No. 4 to the Second Amended and Restated Credit Agreement

General. On November 15, 2005 (the “Effective Date”), Aviall, Inc. (the “Company”), Aviall Services, Inc. (collectively with the Company, “Aviall”), Citicorp North America, Inc., as administrative agent, Citigroup Global Markets, Inc., as joint lead arranger, Wachovia Bank, National Association, as joint lead arranger and documentation agent, General Electric Capital Corporation and Wells Fargo Bank, as co-syndication agents and co-arrangers, along with the other lenders and issuers signatory thereto, entered into Amendment No. 4 to the Second Amended and Restated Credit Agreement (“Amendment No. 4”). The provisions of Amendment No. 4 amend several provisions of Aviall’s Second Amended and Restated Credit Agreement (as previously amended, the “Credit Facility”), including the following:

Applicable Margin. Beginning on the Effective Date, and depending on the Company’s leverage ratio, the applicable margin for base rate loans under the Credit Facility will range between .25% and 1.25% per annum, and the applicable margin for Eurodollar loans will range between 1.25% and 2.25% per annum. Immediately prior to the Effective Date, the applicable margin for base rate loans ranged between 0.5% and 1.5% per annum, and the applicable margin for Eurodollar loans ranged between 1.5% and 2.5% per annum.

Applicable Unused Commitment Fee Rate. The unused commitment fee rate has been reduced from .50% per annum to .375% per annum.

Foreign Inventory and Receivables in Borrowing Base. Accounts receivable and inventory located in foreign jurisdictions may not exceed 25% of the borrowing base value under the Credit Facility at any time. Previously, such inventory and receivables were not permitted to exceed 15% of the Credit Facility’s borrowing base value.

Elimination of Restrictive Covenants. The covenants in the Credit Facility that required the Company to maintain a certain level of tangible net worth and that placed limitations on the amount of capital expenditures permitted by the Company have been eliminated.

Other Provisions Unchanged. In general, the remaining provisions of the Credit Facility are not changed by Amendment No. 4 and remain in full force and effect. The foregoing summary of the material terms and conditions of Amendment No. 4 should be read in conjunction with, and is qualified in its entirety by, the actual text of Amendment No. 4 attached hereto as Exhibit 99.1, which is incorporated herein by reference for all purposes, and by the Company’s previous disclosure regarding the terms and conditions of the Credit Facility.

Acceleration of Vesting of Certain Stock Option Awards

On November 15, 2005 (the “Acceleration Date”), the Company accelerated the vesting of a portion of the unvested stock options grants made in 2004 and 2005 to employees of the Company and its subsidiaries, including executive officers. Specifically, the vesting of approximately 479,867 employee stock options awarded in 2004 and 2005 that were scheduled to vest in the first quarter of 2007 and 2008 became fully exercisable as of the Acceleration Date. The acceleration of these stock options was duly approved by both the Compensation Committee of the Board of Directors of the Company as well as the entire Board of Directors.

Stock option awards made to employees in 2004 and 2005 that are scheduled to vest in 2006 are not being accelerated, and will vest in accordance with their stated terms. Moreover, the vesting schedule for stock option awards previously made to non-employee members of the Board of Directors of the Company remains unchanged.

The primary reason for the acceleration of the employee stock options scheduled to vest in 2007 and 2008 is to reduce the amount of future compensation expense that the Company would otherwise be required to recognize in its consolidated statements of operation with respect to these options once the Statement of Financial Accounting Standards No. 123R becomes effective for annual reporting periods beginning after June 15, 2005. The aggregate future expense in 2006 and 2007 that is eliminated as a result of the acceleration is approximately $4 million. However, as a result of the acceleration, the Company will recognize an expense of approximately $346,000 in the fourth quarter of 2005.

All of the accelerated stock options that were originally granted to the Company’s executive officers as “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), will become “Non-Qualified Stock Options,” and will no longer be treated as Incentive Stock Options under the Code. A copy of the form of consent signed by each executive officer of the Company to acknowledge this change in tax treatment is attached hereto as Exhibit 99.2, and is incorporated herein by reference for all purposes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure made above under “Item 1.01.—Entry Into a Material Definitive Agreement—Amendment No. 4 to the Second Amended and Restated Credit Agreement” is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Amendment No. 4 to the Second Amended and Restated Credit Agreement, entered into as of November 15, 2005, by and among Aviall Services, Inc., Aviall, Inc., the Lenders and Issuers set forth on the signature pages thereto, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets, Inc., as Joint Lead Arranger, Wachovia Bank, National Association, as Joint Lead Arranger and Documentation Agent, and General Electric Capital Corporation and Wells Fargo Bank, as Co-Syndication Agents and Co-Arrangers.

99.2	Form of Consent to Modification of Incentive Stock Option Agreements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVIALL, INC.

By:	/s/ Jeffrey J. Murphy
Name:	Jeffrey J. Murphy
Title:	Senior Vice President, Law and Human Resources, Secretary and General Counsel

Date: November 18, 2005

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EXHIBIT INDEX

99.1	Amendment No. 4 to the Second Amended and Restated Credit Agreement, entered into as of November 15, 2005, by and among Aviall Services, Inc., Aviall, Inc., the Lenders and Issuers set forth on the signature pages thereto, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets, Inc., as Joint Lead Arranger, Wachovia Bank, National Association, as Joint Lead Arranger and Documentation Agent, and General Electric Capital Corporation and Wells Fargo Bank, as Co-Syndication Agents and Co-Arrangers.

99.2	Form of Consent to Modification of Incentive Stock Option Agreements

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